EXHIBIT 4.1

DIGITAL LOCATIONS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of the date set forth below, by and between Digital locations, Inc., a Nevada corporation (the “Company”), and William E. Beifuss, Jr. (“Optionee”).

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1. Option Information.

(a)	Date of Option:	December 22, 2020

(b)	Optionee:	William E. Beifuss, Jr.

(c)	Number of Shares:	25,000,000

(d)	Exercise Price:	$0.017 per share

2. Acknowledgements.

(a) Optionee shall serve as either an employee or contractor of the Company or subsidiary of the Company.

(b) The Board has authorized the granting to Optionee of a non-qualified stock option (“Option”) to purchase shares of common stock of the Company (“Common Stock”) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereunder. The Option is intended to be a non-qualified stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

3. Shares; Price. The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Common Stock set forth in Section 1(c) above (the “Shares”) for cash (or other consideration as is acceptable to the Board of Directors of the Company, in their sole and absolute discretion) at the price per Share set forth in Section 1(d) above (the “Exercise Price”).

4. Term of Option; Continuation of Service. This Option shall expire, and all rights hereunder to purchase the Shares shall terminate five years from the date hereof. This Option shall earlier terminate subject to Sections 7 and 8 hereof upon, and as of the date of, the termination of Optionee’s position if such termination occurs prior to the end of such five year period. Nothing contained herein shall confer upon Optionee the right to the continuation of his position by the Company or to interfere with the right of the Company to terminate such position.

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5. Vesting of Option. The Option will become vested and exercisable with respect to Shares as per the below schedule until the Option is 100% vested. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of Continuous Service.

Subject to the provisions of Sections 7 and 8 hereof, this Option shall vest over a thirty six (36) month period with the first installment immediately of 694,460 vesting on December 22, 2020 followed by 35 equal amounts of 694,444 during the term of Optionee’s engagement.

6. Mechanism of Exercise. After the conditions in this Agreement are satisfied and the Optionee desires to exercise the Option, then Optionee may elect to exercise the Option as follows:

(a) Cash Exercise. Optionee shall deliver a written notice to the Company along with a certified check or wire transfer of funds, in an amount equal to the number of vested Options exercised multiplied by the Exercise Price. After receiving the written notice and good funds from Optionee, the Company shall immediately cause the transfer of the corresponding number of shares to the Optionee; or

(b) Cashless Exercise. If the Fair Market Value (as defined below) of one Share is greater than the Exercise Price, then Optionee may deliver a written notice to the Company requesting a cashless exercise of any or all parts of the vested Options. The Company shall issue to Optionee a net number of Shares, rounded up to the nearest whole number, using the following cashless exercise formula:

X = [Y (A-B)] / A

Where:

X = the number of Shares to be issued to the Optionee

Y = the number of Shares deemed purchased for which the Optionee is not paying cash

A = the Fair Market Value of one Share (at the date of calculation)

B = the Exercise Price (as adjusted to the date of such calculation)

Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Company’s Common Stock is traded on registered national securities exchange such as NASDAQ, AMEX or NYSE, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(ii) If the Company’s Common Stock is not traded on a registered national securities exchange, but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date; or

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(iii) If the Company’s Common Stock is not publicly traded, then as the Optionee and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(c) Limitations on Exercise. In no event shall the Optionee be entitled to exercise any Options, such that upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Optionee and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Option or the unexercised or unconverted portion of any other security of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of this Options with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Optionee and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

7. Termination of Position. If Optionee shall cease to be engaged by the Company for any reason, whether voluntarily or involuntarily, other than by his or her death, Optionee (or if the Optionee shall die after such termination, but prior to such exercise date, Optionee’s personal representative or the person entitled to succeed to the Option) shall have the right at any time within three (3) months following such termination of position or the remaining term of this Option, whichever is the lesser, to exercise in whole or in part this Option to the extent, but only to the extent, that this Option was exercisable as of the date of termination of position and had not previously been exercised; provided, however: (i) if Optionee is permanently disabled (within the meaning of Section 22(e)(3) of the Code) at the time of termination, the foregoing three (3) month period shall be extended to six (6) months; or (ii) if Optionee is terminated “for cause” as defined in any applicable advisory, employment, or consulting agreement, or in the absence of any such agreement then defined as (i) Optionee’s conviction of or entrance of a plea of guilty or nolo contendere to a felony; or (ii) Optionee is engaging or has engaged in material fraud, material dishonesty, or other acts of willful and continued misconduct in connection with the business affairs of the Company, this Option shall automatically terminate as to all Shares covered by this Option not exercised prior to termination. Unless earlier terminated, all rights under this Option shall terminate in any event on the expiration date of this Option as defined in Section 4 hereof.

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8. Death of Optionee. If the Optionee shall die while engaged by the Company, Optionee’s personal representative or the person entitled to Optionee’s rights hereunder may at any time within six (6) months after the date of Optionee’s death, or during the remaining term of this Option, whichever is the lesser, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee’s death; provided, in any case, that this Option may be so exercised only to the extent that this Option has not previously been exercised by Optionee.

9. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

10. Taxation upon Exercise of Option. Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover such liability as a condition of the exercise of this Option.

11. Modification, Extension and Renewal of Options. The Board or Committee may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Code. Notwithstanding the foregoing provisions of this Section 11, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of Optionee hereunder.

12. Investment Intent; Restrictions on Transfer.

(a) Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Sections 7 and 8 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

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(b) Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information

(c) Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company’s transfer agent.

(d) For the purpose of any transfer or resale of any Shares represented by this Option under Rule 144 promulgated under the Securities Act (and for that purpose only), the Optionee shall be considered an affiliate of the Company, regardless of whether the Optionee is an affiliate of the Company as such term affiliate is defined in Rule 144, and shall be subject to the same limitations on the amount that can be sold pursuant to Rule 144(e) or any successor rule.

13. Certain Adjustments. The Shares underlying the Option are subject to proportionate adjustment by the Company in the event of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, or upon any merger, arrangement, combination, consolidation, or other reorganization, or upon any spin-off, split-up or similar extraordinary dividend distribution in respect of the Common Stock, or upon any exchange of Common Stock or other securities of the Company, or upon any similar unusual or extraordinary corporate transaction in respect of the Common Stock.

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14. Stand-off Agreement. Optionee agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one year following the effective date of registration of such offering.

15. Notices. Any notice required to be given pursuant to this Option shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her employee records.

16. Applicable Law. This Option has been granted, executed and delivered in the State of Nevada, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts located in the State of Nevada.

17. Assignment. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime, except as provided in Section 8 hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

COMPANY:	Digital Locations, Inc.

	By:	/s/ Byron Elton
	Name:	Byron Elton
	Title:	Board Member

OPTIONEE:	William E. Beifuss Jr.

	By:	/s/ William E. Beifuss
	Name:	William E. Beifuss

(one of the following, as appropriate, shall be signed)

I certify that as of the date hereof I am unmarried	By his or her signature, the spouse of Optionee hereby agrees to be bound by the provisions of the foregoing NON- QUALIFIED STOCK OPTION AGREEMENT

Optionee	Spouse of Optionee

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Appendix A

NOTICE OF EXERCISE

DIGITAL LOCATIONS, INC.

Re: Non-Qualified Stock Option

Notice is hereby given pursuant to Section 6 of my Non-qualified Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Non-qualified Stock Option Agreement dated:

Number of shares being purchased:

Exercise Price: $

A check in the amount of the aggregate price of the shares being purchased is attached.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for a period of at least one year from the date of exercise and two years from the date of grant of the Option.

I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Option Shares.

I agree to provide to the Company such additional documents or information as may be required.

By:
(signature)

Name:

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